Exhibit 10.2

ARAMARK 2001 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD

CERTIFICATE OF GRANT

This certifies that the Participant:

[NAME OF AFFILIATE]

[ADDRESS]

[ADDRESS]

Is entitled to exercise the non-qualified stock option described in this Certificate of Grant to buy shares of

ARAMARK Common Stock in accordance with the Vesting Schedule indicated below:

Vesting Schedule

Vesting Date	Exercisable Shares
[1st Anniversary of Grant Date]	[1/4 of Shares plus rounding for odd shares]
[2nd Anniversary of Grant Date]	[1/4 of Shares] + Any vested unexercised shares
[3rd Anniversary of Grant Date]	[1/4 of Shares] + Any vested unexercised shares
[4th Anniversary of Grant Date]	[1/4 of Shares] + Any vested unexercised shares

Class of Common Stock:	Number of Shares:

Option Price Per Share: U.S.$	Participant Account #

Date of Grant:	Expiration Date of Grant:

This Option Award is subject to the terms of the ARAMARK 2001 Equity Incentive Plan (copy of Plan is available upon request) and the related Rules and Procedures (attached hereto as Exhibit A).

             with reload option

             without reload option

Exhibit A

ARAMARK 2001 EQUITY INCENTIVE PLAN

RULES AND PROCEDURES

Affiliates

These Rules and Procedures form a part of the Non-Qualified Stock Option Award to which this Exhibit A is attached.

1. Grant of the Option. The Company hereby grants to the Participant the right and Option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number and class of Shares set forth on the attached Non-Qualified Stock Option Award Certificate of Grant (the “Certificate of Grant”). This grant is made pursuant to the terms of the ARAMARK 2001 Equity Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of the Certificate of Grant and these Rules and Procedures (together, the “Award”). The purchase price of the Shares subject to the Option (the “Option Price”) is set forth on the attached Certificate of Grant. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2. Vesting.

(a) Subject to the Participant’s continued employment with the Company and its Affiliates, the Option shall vest and become exercisable in accordance with the schedule set forth on the attached Certificate of Grant.

(b) If the Participant’s employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested, automatically shall terminate and be canceled by the Company without consideration, and thereafter be of no further force or effect, and the Participant shall have no claim for loss thereof; provided, however, that if the Participant’s employment is terminated due to death or Disability, the Option will vest with respect to 100% of the Shares subject to the Option on the date of such termination. The vested portion of the Option shall remain exercisable for the period set forth in Section 3(a) of this Award.

3. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Award, the Participant may exercise all or any part of the vested portion of the Option at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”). Notwithstanding the

foregoing, if the Participant’s employment terminates prior to the Expiration Date, the Option shall remain exercisable, but only for the period set forth below, and thereafter automatically shall terminate and be canceled by the Company without consideration, and be of no further force or effect, and the Participant shall have no claim for loss thereof:

(i) Death or Disability. If the Participant’s employment with the Company and its Affiliates terminates as a result of death or Disability, the Participant may exercise all or any part of the vested portion of the Option for a period ending on the earlier of (A) one year following such termination or (B) the Expiration Date;

(ii) Retirement. If the Participant’s employment with the Company and its Affiliates terminates as a result of Retirement, the Participant may exercise all or any part of the vested portion of the Option for a period ending on the earlier of (A) one year following such termination or (B) the Expiration Date;

(iii) Termination without Cause or by Participant for Any Reason. If the Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate without Cause (other than Retirement, death or Disability) or by the Participant for any reason, the Participant may exercise all or any part of the vested portion of the Option for a period ending on the earlier of (A) 90 days following such termination or (B) the Expiration Date; and

(iv) Termination for Cause. If the Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, the vested portion of the Option shall terminate in full and cease to be exercisable.

(b) For purposes of this Award:

(i) “Cause” shall mean “cause” as defined in any employment, severance or post-employment non-competition agreement then in effect between the Participant and the Company or any Affiliate or if not defined therein, or if there shall be no such agreement, (i) the Participant’s embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Participant’s commission or conviction of any felony (or any similar crime for purposes of laws outside the United States), or of any misdemeanor (or any similar crime for purposes of laws outside the United States) involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Participant knows or should know could harm the business or reputation of the Company or an Affiliate, (iv) the Participant’s material failure to adhere to the Company’s or an Affiliate’s business conduct policy or other corporate codes, policies or procedures as in effect from time to time, (v) the Participant’s violation of any statutory, contractual, or common law duty or obligation to the Company or an Affiliate, including, without limitation, the duty of loyalty, (vi) the Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate, or (vii) the Participant’s willful failure to perform the Participant’s assigned duties to the

Company or an Affiliate. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Award.

(ii) “Disability” shall mean “disability” as defined (i) in any employment, severance or post-employment non-competition agreement then in effect between the Participant and the Company or any Affiliate or (ii) if not defined therein, or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or (iii) if there shall be no plan, the inability of the Participant to perform in all material respects the Participant’s duties and responsibilities to the Company or any Affiliate for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period by reason of a physical or mental incapacity. The determination of the existence of Disability shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Award.

(iii) “Retirement” shall mean termination of employment with the Company or an Affiliate after the Participant has attained age 60; provided that, where such termination of employment is due to a voluntary resignation by the Participant, such termination occurs upon at least 90 days prior written notice to the Committee of such termination, unless such notice is waived by the Committee.

(iv) For avoidance of doubt, a termination of employment with the Company or an Affiliate shall occur on, and be effective on, the date the Participant actually ceases to be an employee of the Company or an Affiliate for any reason whatsoever (including termination of employment without Cause) without regard to notice of termination, severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law).

(c) Method of Exercise.

(i) Subject to Section 3(a) of this Award, the vested portion of the Option may be exercised by delivering to the Company at its principal office or its designee written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made (A) in cash or its equivalent (e.g., by check), (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (C) partly in cash and partly in Shares, provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles) or (D) to the extent permitted by applicable law and the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. To the extent permitted by the Committee, the Option may be exercised by the Participant in joint-tenancy with the Participant’s spouse.

(ii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or transfer the relevant number of Shares to the Participant. If the Company issues certificates in the Participant’s name for such Shares, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iii) In the event of the Participant’s death, the vested portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) of this Award. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

4. Adjustments Upon Certain Events.

(a) In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an “Adjustment Event”), the Committee may, in its sole discretion, adjust any Shares subject to this Award to reflect such Adjustment Event.

(b) Upon a Participant’s termination of employment with the Company for any reason the portion of the Award that is outstanding on the date of termination whether or not vested at that time, automatically shall be adjusted and converted to an Award with respect to class B common stock of the Company, as the case may be; provided that such adjustment and conversion shall not affect the vested (or unvested) status of the Award. For avoidance of doubt, in all cases, the class A and class B common stock referred to in this Section 4(b) shall be subject to the adjustment provisions set forth in Sections 9(a) and 9(b) of the Plan.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Award or any damages in connection therewith, except as otherwise expressly provided herein.

6. Restrictions. The Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange

Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

7. Transferability. Except as otherwise permitted by the Committee, the Option is exercisable only by the Participant during the Participant’s lifetime and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

8. Withholding.

(a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(b) Without limiting the generality of Section 8(a) of this Award, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles)); and to the extent permitted by law, the Participant may satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company at:

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

Attn: Director of Shareholder Services

(or, if different, the then current principal business address of the duly appointed Director of Shareholder Services of the Company) and to the Participant at the address appearing in the personnel records of the Company for the Participant. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Affirmation of Non-Competition Agreement. Each Optionee, by accepting an Option or by exercising an Option under the Plan, shall be deemed to have re-affirmed (and consented to be bound by), and this Award shall serve as consideration for, all terms and conditions of any agreement in effect between the Optionee and the Company or an Affiliate in respect of non-competition, confidentiality and/or trade secrets.

11. Choice of Law. The interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law.

12. Option Subject to Plan. The Option is subject to the Plan. A copy of the Plan was provided to the Participant with the Award. The Participant may request a copy from the Company at the address provided in Section 9 above. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, including any amendments thereto, the applicable terms and provisions of the Plan will govern and prevail. Each Optionee, by accepting an Option under the Plan, shall be deemed to have consented to be bound, on the Optionee’s own behalf and on behalf of the Optionee’s heirs, assigns and legal representatives, by all terms and conditions of the Plan, the Certificate of Grant and the Rules and Procedures.

13. Severability. In the event one or more of the provisions of this Award shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Award shall not be affected thereby.